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                                                                   EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated March 28, 1995, with respect to the consolidated statements of operations, shareholders' (deficit) equity and cash flows of Dove Audio, Inc. for the year ended December 31, 1994 included in Amendment No. 2 to its Annual Report (Form 10-KSB/A) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP



Los Angeles, California
September 6, 1996